UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 26, 2014

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33494 (Commission File Number)	20-2699372 (IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062

(Address of principal executive offices)

(847) 239-8800

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 26, 2014, KapStone Paper and Packaging Corporation (the “Company”), as servicer, entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) with (i) KapStone Receivables, LLC (the “SPV”), a Delaware limited liability company and wholly owned, bankruptcy remote subsidiary of the Company, (ii) the financial institutions from time to time party thereto as purchasers (the “Purchasers”) and (iii) Wells Fargo Bank, N.A., as administrative agent (“Wells Fargo”).  In addition, on September 26, 2014, the Company,  the SPV and KapStone Kraft Paper Corporation, KapStone Container Corporation, KapStone Charleston Kraft LLC and Longview Fibre Paper and Packaging, Inc., as sellers (collectively, the “Originators”), entered into a Receivables Sale Agreement (the “Receivables Sale Agreement”).  Together, the Receivables Purchase Agreement and the Receivables Sale Agreement establish the primary terms and conditions of an accounts receivable securitization program (the “Securitization”).

Pursuant to the Securitization, (i) the Originators will sell or contribute certain of their respective accounts receivable (the “Receivables”) and certain related assets to the SPV, a portion of the purchase price of which will be paid from the proceeds of subordinated debt advanced by the Originators to the SPV, (ii) the Purchasers have committed to purchase undivided interests in the Receivables in the aggregate principal amount of up to $175,000,000, which interests shall be secured by the Receivables, (iii) the Company will service and administer the Receivables on behalf of the SPV and (iv) the Company will provide a performance guaranty to the SPV in respect of the obligations of the Originators under the Receivables Sale Agreement, including without limitation, obligations to pay purchase price credits and indemnity obligations.  The Purchasers receive yield on their investments based on a spread over the LIBOR rate for each day that their investments in the Receivables are outstanding, as well as a fee calculated on the unused portion of their commitments.

The Receivables Purchase Agreement will terminate in one year, unless terminated earlier pursuant to its terms. The Securitization contains certain customary representations and warranties and affirmative covenants, including as to the eligibility of the Receivables being sold, as well as customary reserves and concentration limits and termination events and servicer termination events tied to collateral performance and certain defaults.  The foregoing description of the Securitization is qualified in its entirety by reference to the full text of each of the Receivables Purchase Agreement and Receivables Sale Agreement, copies of which are respectively attached as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01                                           Other Events.

On October 1, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference, announcing the Securitization.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Receivables Purchase Agreement, dated as of September 26, 2014, by and among KapStone Paper and Packaging Corporation, as Servicer, KapStone Receivables, LLC, as Seller, the financial institutions from time to time party thereto, as Purchasers, and Wells Fargo Bank, N.A., as Administrative Agent.

10.2                        Receivables Sale Agreement, dated as of September 26, 2014, by and among KapStone Paper and Packaging Corporation, as Servicer, KapStone Receivables, LLC, as Buyer, and KapStone Kraft Paper Corporation, KapStone Container Corporation, KapStone Charleston LLC and Longview Fibre Paper and Packaging, Inc., as Originators.

99.1                        Press release of KapStone Paper and Packaging Corporation, dated October 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2014

KAPSTONE PAPER AND PACKAGING CORPORATION

	By:	/s/ Roger W. Stone
	Name:	Roger W. Stone
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Receivables Purchase Agreement, dated as of September 26, 2014, by and among KapStone Paper and Packaging Corporation, as Servicer, KapStone Receivables, LLC, as Seller, the financial institutions from time to time party thereto, as Purchasers, and Wells Fargo Bank, N.A., as Administrative Agent.

10.2

Receivables Sale Agreement, dated as of September 26, 2014, by and among KapStone Paper and Packaging Corporation, as Servicer, KapStone Receivables, LLC, as Buyer, and KapStone Kraft Paper Corporation, KapStone Container Corporation, KapStone Charleston LLC and Longview Fibre Paper and Packaging, Inc., as Originators.

99.1	Press release of KapStone Paper and Packaging Corporation, dated October 1, 2014.